UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 1, 2021

Switch, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38231	82-1883953
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7135 S. Decatur Boulevard Las Vegas, NV	89118
(Address of principal executive offices)	(Zip Code)

(702) 444-4111

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.001	SWCH	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On June 1, 2021, Switch, Inc. (“Switch”) issued a press release announcing that, subject to market conditions, its subsidiary Switch, Ltd. (the “Issuer”) intends to offer for sale $430 million in aggregate principal amount of its senior unsecured notes due 2029 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Issuer intends to use the net proceeds from the offering of the Notes to fund the purchase price for the acquisition (the “Acquisition”) of Data Foundry, Inc. (“Data Foundry”) pursuant to an Interest Purchase Agreement, dated as of May 3, 2021 (the “Purchase Agreement”), among the Issuer, Data Foundry, Waterloo, Inc. and certain persons listed therein and to pay fees and expenses in connection with the Acquisition.

The Acquisition expands the Switch portfolio to 16 operational data centers across six locations and will anchor the company’s Fifth Prime data center campus. The Acquisition will also add over 400 customer logos, offering robust cross-selling opportunities and the potential for significant customer expansion. Switch’s management estimates that Adjusted EBITDA for Data Foundry for the twelve months ended March 31, 2021 was approximately $19.3 million.

If (i) the consummation of the Acquisition does not occur on or before July 31, 2021 (or such later date if the end date is extended under the Purchase Agreement) (the “End Date”) or (ii) the Issuer determines that the consummation of the Acquisition will not occur on or before the End Date, then the Issuer will be required to redeem all of the outstanding Notes at a redemption price equal to 100% of the principal amount of the outstanding Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The information included in this Item 7.01 and in Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall any such information or exhibits be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such document.

This Current Report on Form 8-K does not and shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any offer, solicitation or sale of the Notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release of Switch, Inc., dated June 1, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Switch, Inc.

Date: June 1, 2021	By:	/s/ Gabe Nacht
	Name:	Gabe Nacht
	Title:	Chief Financial Officer